Exhibit 10.3

Human Resources

March 31, 2008

Blair Baxter

5 Wilmar Road

Toronto, ON M9B3R6

Re:   Amendment to Employment Agreement dated February 11, 2008

Dear Blair:

This letter will serve to confirm the change in your start date with JumpTV from what was reflected in above referenced agreement, Article 2, Section 2 as April 1, 2008 to the following:

Article 2  Employment

2.2           Terms of Employment

The employment of the Employee under this Agreement will commence on March 31, 2008 (the “Effective Date”) and will continue for an indefinite period subject to termination in accordance with this Agreement or otherwise.

Please indicate your agreement with this amendment below and return this document to me at your earliest convenience.

Sincerely,

Cynthia L. Primm
Chief People Officer

/s/ Blair Baxter	2008-03-31
Blair Baxter	Date

601 Codisco Way • Sanford, FL 32771 • 407-936-0824 • 407-936-0842 FAX • http://www.jumptv.com/